CARMAX REPORTS THIRD QUARTER RESULTS;
                      -------------------------------------

                          Third Quarter EPS of 18 Cents
                          -----------------------------


Richmond, Va., December 17, 2003 - CarMax, Inc. (NYSE: KMX) today reported results for the fiscal 2004 third quarter and nine months ended November 30, 2003.

         THIRD QUARTER EARNINGS:
         -----------------------

       o Third quarter net earnings increased 29% to $19.1 million, or 18 cents per share, compared with $14.7 million, or 14 cents per share, earned in the third quarter of fiscal 2003.

         > The company had expected third quarter earnings in the range of 16 cents to 18 cents per share, most likely at the mid-point of the range.

         > Excluding $4.5 million of costs associated with the October 1, 2002, separation from Circuit City, earnings in the prior year's third quarter were $19.2 million, or 18 cents per share.

         NINE MONTH EARNINGS:
         --------------------

       o For the nine month period, net earnings increased 24% to $93.9 million, or 89 cents per share, compared with $75.7 million, or 72 cents per share, earned in the prior year period.

         > Excluding $7.6 million of separation costs, earnings in the prior year's nine month period were $83.3 million, or 80 cents per share.

         FOURTH QUARTER AND FULL YEAR EXPECTATIONS:
         ------------------------------------------

       o The company estimates that fourth quarter earnings per share will be in the range of 19 cents to 22 cents, bringing full year fiscal 2004 earnings per share expectations to a range of $1.08 to $1.11.

         > The company expects fourth quarter comparable store used unit sales growth to be in the range of 5% to 7%. A fourth quarter expectation in this range leads to a full year comparable store used unit sales growth expectation of 6% or 7%.

                                     -more-




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CarMax, Inc.
Page 2 of 9

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In this release, CarMax provides information including and excluding individual cost items to provide greater understanding of the company's operating performance.


Sales Components

(Dollar amounts in millions)                 Three Months Ended                     Nine Months Ended
                                               November 30 (2)                       November 30 (2)
                                       ------------------------------       --------------------------------
                                        2003        2002       Change          2003        2002       Change
                                        ----        ----       ------          ----        ----       ------
Used vehicle sales.................   $ 797.8     $ 690.3       16 %        $2,626.6    $2,212.9       19 %
New vehicle sales..................     122.7       117.8        4 %           398.7       402.1       (1)%
Wholesale vehicle sales............     111.4        87.5       27 %           325.1       277.6       17 %
Other sales and revenues(1)........      39.7        41.2       (3)%           130.4       130.7        0 %
                                      -------     -------       ----        --------    --------      -----
Net sales and operating
    revenues(1)....................   $1,071.5    $ 936.8       14 %        $3,480.8    $3,023.3        15%
                                      ========    ========      ====        ========    ========      =====

(1) Other sales and revenues include extended warranty revenues, service department sales, finance fees received from third-party lenders, and appraisal purchase processing fees. The use of appraisal purchase processing fees was phased out during the first half of fiscal 2004.
(2) Percent calculations and amounts shown are based on amounts presented on the consolidated statements of earnings.



Retail Vehicle Sales Change
---------------------------

                                                Three Months Ended                  Nine Months Ended
                                                    November 30                        November 30
                                           ------------------------------      -----------------------------
                                                2003            2002                2003           2002
                                                ----            ----                ----           ----
Comparable store vehicle sales:
     Used vehicle units.............             2%              8 %                 6 %            11 %
     New vehicle units..............             2%            (16)%                (2)%            (5)%
        Total units.................             2%              5 %                 5 %             9 %

     Used vehicle dollars...........             4%              8 %                 7 %            11 %
     New vehicle dollars............             5%            (17)%                 0 %            (4)%
        Total dollars...............             4%              3 %                 6 %             9 %

Total vehicle sales:
     Used vehicle units.............            13%             17 %                18 %            17 %
     New vehicle units..............             1%            (20)%                (3)%           (10)%
        Total units.................            12%             12 %                16 %            14 %

     Used vehicle dollars...........            16%             17 %                19 %            18 %
     New vehicle dollars............             4%            (21)%                (1)%           (10)%
        Total dollars...............            14%              9 %                16 %            13 %


                                                                -more-
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CarMax, Inc.
Page 3 of 9




Earnings Highlights
-------------------

(Dollar amounts in millions except           Three Months Ended                      Nine Months Ended
per share data)                                  November 30                            November 30
                                     ------------------------------------   ------------------------------------
                                         2003        2002       Change           2003       2002       Change
                                         ----        ----       ------           ----       ----       ------
Net earnings.......................      $19.1       $14.7        29%           $93.9      $75.7         24%
Separation costs...................        0.0         4.5      NM(2)             0.0        7.6        NM(2)
Net earnings excluding
   separation costs................      $19.1       $19.2       (1)%           $93.9      $83.3         13%
Diluted weighted average shares
   outstanding.....................      106.0       104.5         1%           105.5      104.6          1%
Net earnings per share (1).........      $0.18       $0.14        29%           $0.89      $0.72         24%
Separation costs per share.........       0.00        0.04      NM(2)            0.00       0.08        NM(2)
Net earnings per share excluding
   separation costs (1)............      $0.18       $0.18         0%           $0.89      $0.80         11%

(1) All per share amounts are presented on a fully diluted basis.
(2) Not meaningful.



Selected Operating Ratios
-------------------------

(Dollar amounts in millions)                 Three Months Ended November 30       Nine Months Ended November 30
                                         -----------------------------------    -----------------------------------
                                              2003   % (1)     2002   % (1)        2003    % (1)     2002   % (1)
                                              ----   -----     ----   -----        ----    -----     ----   -----

Net sales and operating revenues.......    $1,071.5 100.0%    $936.8 100.0%      $3,480.8 100.0%  $3,023.3 100.0%
Gross profit...........................    $  126.2  11.8%    $106.9  11.4%      $  437.1  12.6%  $  357.9  11.8%
CarMax Auto Finance income.............    $   17.6   1.6%    $ 19.2   2.1%      $   66.1   1.9%  $   61.2   2.0%
Selling, general, and administrative
   expenses............................    $  114.3  10.7%    $101.8  10.9%      $  350.5  10.1%  $  292.8   9.7%
Separation costs.......................    $    0.0   0.0%    $  4.5   0.5%      $    0.0   0.0%  $    7.6   0.3%
Selling, general, and administrative
   expenses excluding separation costs.    $   114.3 10.7%    $  97.3 10.4%      $  350.5  10.1%  $  285.2   9.4%
Operating profit (EBIT) (2) ...........    $    30.8  2.9%    $  24.4  2.6%      $  153.4   4.4%  $  126.2   4.2%
Operating profit (EBIT) excluding
   separation costs (2)................    $    30.8  2.9%    $  28.9  3.1%      $  153.4   4.4%  $  133.8   4.4%
Net earnings...........................    $    19.1  1.8%    $  147   1.6%      $   93.9   2.7%  $   75.7   2.5%
Net earnings excluding separation costs    $    19.1  1.8%    $  19.2  2.0%      $   93.9   2.7%  $   83.3   2.8%


(1) Each percentage represents a ratio of the applicable amount to net sales and operating revenues.
(2) Operating profit equals earnings before interest and income taxes.

                                                            -more-
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CarMax, Inc.
Page 4 of 9



Gross Profit Margin
-------------------

                                               Three Months Ended November 30           Nine Months Ended November 30
                                            -------------------------------------    ------------------------------------
                                                  2003                2002                 2003              2002
                                                  ----                ----                 ----              ----
                                            % (1)  $ / unit(2)   %(1)  $ / unit(2)   % (1)  $ / unit(2)   %(1)  $ / unit(2)

Used vehicle gross profit margin.......     10.9%     $1,693    10.6%     $1,610     11.3%     $1,754    10.8%     $1,663
New vehicle gross profit margin........      3.8%     $  925     4.4%     $1,027      3.9%     $  914     4.2%     $  973
Total retail vehicle gross profit margin    10.0%     $1,624     9.7%     $1,551     10.3%     $1,679     9.8%     $1,589

Wholesale vehicle gross profit margin..      9.9%     $  338     3.6%     $  123      9.8%     $  335     4.9%     $  171

Other gross profit margin..............     59.3%      NM(3)    62.5%      NM(3)     70.8%      NM(3)    68.0%      NM(3)

Total gross profit margin..............     11.8%      NM(3)    11.4%      NM(3)     12.6%      NM(3)    11.8%      NM(3)

(1) Gross profit margin percentages are calculated as a percentage of the respective sales and revenues category.
(2) Dollars per unit are calculated as gross profit margin dollars divided by the respective unit sales.
(3) Not meaningful.

Business Performance Review
---------------------------

Sales. "We are pleased that both our comp store used unit sales growth and our
------
earnings per share for the quarter came in at the high end of our revised expectations," said Austin Ligon, president and chief executive officer. "As we previously reported, in the second half of the quarter we experienced a pickup in our comp store used car sales rate. We continue to believe there were two main factors that contributed to the pickup. First, we reduced our margin targets on selected cars at mid-quarter to improve our price position. Second, we saw wholesale prices decline at a faster pace in October and November, consistent with our expectations."

Margins. "Net earnings benefited from our sales growth and from an increase in
--------
our total gross profit margin," Ligon said. "The gross profit margin increase primarily reflects better recovery of the costs of our buying operation and higher-than-expected wholesale margins."

The change to a new appraisal cost recovery (ACR) method has had the effect of increasing reported used and wholesale margins and decreasing the reported other sales and revenues margin. Previously, the company had charged an appraisal processing fee to customers from whom it bought vehicles to cover the expense of the appraisal, buying, and wholesaling operations. The company now recovers these expenses by factoring the costs into the purchase offers made.

"The new ACR method also is allowing us to increase our margins in used and wholesale vehicles with the goal of fully recovering all costs of our buying operation, including the expense of land on which we hold vehicles waiting for wholesale," said Ligon. "Absent the effect of the ACR change, our gross profit dollars per used vehicle would have declined as a result of the price reductions we took on selected used cars this quarter to improve our price position.

"The wholesale margin also benefited from the flatter-than-normal pricing early in the quarter, said Ligon. "During the first half of the quarter we received higher prices at our in-store wholesale auctions than we had expected."


                                     -more-

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CarMax, Inc.
Page 5 of 9

SG&A. "Last year's third quarter SG&A ratio of 10.9% reflected 50 basis points
-----
of one-time separation costs. This year's SG&A ratio of 10.7% reflects added costs of being a stand-alone company and the added expenses for our growth plan," Ligon said. "Growth plan expenses relate to a higher number of newly opened stores this year compared with last year, as well as the continued building of management bench strength to support future store growth." The company estimates that incremental costs related to being a stand-alone company were approximately $1.5 million more in the third quarter this year than in the same quarter last year. October 1 was the first anniversary of the company becoming a stand-alone company and was the anniversary of the major step-function increase in expenses related to operating independently.

CAF. Third quarter CarMax Auto Finance income was $17.6 million, down 8%
----
compared with $19.2 million last year, reflecting the effect of rising funding costs, which more than offset the benefit of the growth in the loan portfolio. CAF gain income as a percent of loans sold was 3.8% in the current quarter versus 5.4% in the corresponding period last year. "With third quarter funding costs rising faster than consumer rates, we experienced a compression in spreads generally in line with our projections," said Ligon. "We expect the CAF spread to be near the mid-point of our normalized 3.5 to 4.5% range in the fourth quarter." During the third quarter, the company adjusted the upper end of the cumulative default range assumption used in valuing its retained interests from 2.4% to 2.5%. This adjustment had no material impact on the company's earnings and related only to the performance of the 2001-1 and 2001-2 pools of receivables.

Fourth Quarter and Full Year Expectations
-----------------------------------------

"With the improvement in our used car sales rate, we now believe fourth quarter comp store used unit growth will be in the range of 5 to 7%, bringing the year's used unit comp growth to 6 or 7%," Ligon said. "Earnings per share for the fourth quarter should be in the range of 19 cents to 22 cents, bringing the expected earnings for the year to a range of $1.08 to $1.11 per share. In addition, pending sales of new car franchises, if they occur in the fourth quarter, could add a penny to fourth quarter earnings."

Conference Call Information
---------------------------

CarMax will host a conference call for investors at 9:00 a.m. Eastern today, December 17, 2003. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 4314399). International investors should dial 1-706-679-7457 (conference I.D.: 4314399). A live Web cast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 2:00 p.m. Eastern on
December 17, 2003, and will run through midnight, December 24, 2003. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.: 4314399)
and international investors at 1-706-645-9291 (conference I.D.: 4314399). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.


                                     -more-

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CarMax, Inc.
Page 6 of 9


About CarMax
------------

CarMax is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 46 used car superstores in 22 markets. CarMax also operates 14 new car franchises, 12 of which are integrated or co-located with its used car superstores. During the twelve month period ended November 30, 2003, the company sold 216,230 used cars, which is 91 percent of the total 238,118 vehicles the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.

Forward-Looking Statements
--------------------------

Statements in this release about the company's future business plans, prospects, and financial performance are forward-looking statements that are made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For additional information on important factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 28, 2003, and its quarterly and current reports on file with the Securities and Exchange Commission.


Contacts:  Dandy Barrett, Director of Investor Relations, (804) 935-4591
           Celeste Gunter, Manager, Investor Relations, (804) 935-4597







                                -more-


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CarMax, Inc.
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                                                 CARMAX, INC. AND SUBSIDIARIES
                                                 -----------------------------
                                        CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                                        -----------------------------------------------
                                          (Amounts in thousands except per share data)


                                         Three Months Ended                          Nine Months Ended
                                             November 30                                November 30
                              ----------------------------------------    -----------------------------------------
                                 2003     %(1)       2002       %(1)        2003      %(1)       2002       %(1)
                              ---------  -------   ---------   -------    ---------  -------   ---------   -------

Sales and operating revenues:
    Used vehicle sales        $  797,752    74.4   $ 690,318     73.7    $2,626,620     75.5  $2,212,925     73.2
    New vehicle sales            122,681    11.4     117,849     12.6       398,680     11.5     402,053     13.3
    Wholesale vehicle sales      111,352    10.4      87,493      9.3       325,080      9.3     277,617      9.2
    Other sales and revenues      39,749     3.7      41,159      4.4       130,446      3.7     130,709      4.3
                              ----------   -----   ---------    -----    ----------    -----   ---------     ----
Net sales and operating
revenues                       1,071,534   100.0     936,819    100.0     3,480,826    100.0   3,023,304    100.0

Cost of sales                    945,292    88.2     829,879     88.6     3,043,708     87.4   2,665,410     88.2
                              ----------   -----   ---------    -----    ----------    -----   ---------     ----
Gross profit                     126,242    11.8     106,940     11.4       437,118     12.6     357,894     11.8
CarMax Auto Finance income        17,649     1.6      19,220      2.1        66,074      1.9      61,168      2.0
Selling, general, and
   administrative expenses       114,282    10.7     101,810     10.9       350,549     10.1     292,844      9.7
Gain on franchise dispositions     1,207     0.1           -        -           746        -           -        -
Interest expense                       -       -         299        -         1,137        -       1,714      0.1
Interest income                      164       -         274        -           468        -         568        -
                              ----------   -----   ---------    -----    ----------    -----   ---------     ----
Earnings before income taxes      30,980     2.9      24,325      2.6       152,720      4.4     125,072      4.1
Provision for income taxes        11,927     1.1       9,608      1.0        58,797      1.7      49,403      1.6
                              ----------   -----   ---------    -----    ----------    -----   ---------     ----
Net earnings                  $   19,053     1.8   $  14,717      1.6    $   93,923      2.7   $  75,669      2.5
                              ==========   =====   =========    =====    ==========    =====   =========     ====

Weighted average common shares:
    Basic                        103,647             103,047                103,428              102,973
                              ==========           =========             ==========            =========
    Diluted                      105,955             104,516                105,526              104,602
                              ==========           =========             ==========            =========


Net earnings per share:
    Basic                     $     0.18           $    0.14             $     0.91            $    0.73
                              ==========           =========             ==========            =========
    Diluted                   $     0.18           $    0.14             $     0.89            $    0.72
                              ==========           =========             ==========            =========


(1) Each percentage represents a ratio of the applicable amount to net sales and operating revenues. Percentages may not total due to rounding.

                                                             -more-

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CarMax, Inc.
Page 8 of 9




                                            CARMAX, INC. AND SUBSIDIARIES
                                            -----------------------------
                                             CONSOLIDATED BALANCE SHEETS
                                             ---------------------------
                                                (Amounts in thousands)


                                                                    November 30                     February 28
                                                           2003                   2002                 2003
                                                        ----------              ---------           ----------
ASSETS                                                              (unaudited)
------
Current assets:
Cash and cash equivalents                               $   54,962              $  31,654           $   34,615
Accounts receivable, net                                    60,853                 59,559               56,449
Automobile loan receivables held for sale                   18,997                 15,860                3,579
Retained interests in securitized receivables              135,004                140,530              135,016
Inventory                                                  449,744                401,596              466,450
Prepaid expenses and other current assets                   10,328                  7,497               12,636
                                                        ----------              ---------           ----------
Total current assets                                       729,888                656,696              708,745

Property and equipment, net                                239,553                142,840              187,158
Deferred income taxes                                        3,505                      -                    -
Other assets                                                20,360                 21,850               21,714
                                                        ----------              ---------           ----------

TOTAL ASSETS                                            $  993,306              $ 821,386           $  917,617
                                                        ==========              =========           ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
Accounts payable                                        $  127,899              $ 108,003           $  117,587
Accrued expenses and other current liabilities              49,984                 30,211               44,682
Accrued income taxes                                         9,355                    709                    -
Deferred income taxes                                       28,677                 22,927               29,783
Short-term debt                                              6,267                  4,485               56,051
Current installments of long-term debt                           -                    826                    -
                                                        ----------              ---------           ----------
Total current liabilities                                  222,182                167,161              248,103

Long-term debt, excluding current installments             100,000                100,000              100,000
Deferred revenue and other liabilities                      13,319                 10,800               10,904
Deferred income taxes                                            -                  3,244                4,041
                                                        ----------              ---------           ----------
TOTAL LIABILITIES                                          335,501                281,205              363,048

STOCKHOLDERS' EQUITY                                       657,805                540,181              554,569
                                                        ----------              ---------           ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                    $  993,306              $ 821,386           $  917,617
                                                        ==========              =========           ==========




                                                             -more-


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CarMax, Inc.
Page 9 of 9



                                            CARMAX, INC. AND SUBSIDIARIES
                                            -----------------------------
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  -------------------------------------------------
                                                (Amounts in thousands)

                                                                                Nine Months Ended
                                                                                   November 30
                                                                           2003                  2002
                                                                         ---------             ---------
Operating Activities:
---------------------
Net earnings                                                            $  93,923             $  75,669
Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation and amortization                                          12,253                11,950
    Amortization of restricted stock awards                                    94                    45
    (Gain) loss on disposition of assets                                     (588)                  118
    Provision for deferred income taxes                                    (8,652)                1,227
    Changes in operating assets and liabilities:
       Increase in accounts receivable, net                                (4,404)               (9,118)
       Increase in automobile loan receivables held for sale              (15,418)              (13,716)
       Decrease (increase) in retained interests in securitized
          receivables                                                          12               (19,847)
       Decrease (increase) in inventory                                    16,706                (2,512)
       Decrease (increase) in prepaid expenses and other
          current assets                                                    2,308                (5,432)
       Decrease (increase) in other assets                                  1,999                  (847)
       Increase in accounts payable, accrued expenses and
          other current liabilities, and accrued income taxes              30,390                32,820
       Increase in deferred revenue and other liabilities                   2,415                 2,384
                                                                        ----------            ----------
Net cash provided by operating activities                                 131,038                72,741
                                                                        ----------            ----------

Investing Activities:
---------------------
Purchases of property and equipment                                      (137,201)              (71,318)
Proceeds from sales of property and equipment                              72,496                37,926
                                                                        ----------            ----------
Net cash used in investing activities                                     (64,705)              (33,392)
                                                                        ----------            ----------

Financing Activities:
---------------------
Decrease in short-term debt, net                                          (49,784)               (5,355)
Issuance of long-term debt                                                      -               100,000
Payments on long-term debt                                                      -               (77,782)
Equity issuances, net                                                       3,798                   556
Dividends paid                                                                  -               (28,400)
                                                                        ----------             ---------
Net cash used in financing activities                                     (45,986)              (10,981)
                                                                        ----------             ---------

Increase in cash and cash equivalents                                      20,347                28,368
Cash and cash equivalents at beginning of period                           34,615                 3,286
                                                                        ----------            ----------
Cash and cash equivalents at end of period                              $  54,962             $  31,654
                                                                        ==========            =========


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